Exhibit 10.1

HILL INTERNATIONAL, INC.

2006 EMPLOYEE STOCK OPTION PLAN

As Amended through June 12, 2014

Section 1.                                          Purpose

The purpose of the Hill International, Inc. 2006 Employee Stock Option Plan (the “Plan”) is to enable Hill International, Inc. (the “Company”) to attract, retain, motivate and provide additional incentive to certain directors, officers, employees, consultants and advisors, whose contributions are essential to the growth and success of the Company, by enabling them to participate in the long-term growth of the Company through stock ownership.

Section 2.                                          Definitions

As used in the Plan:

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Board” means the Board of Directors of the Company.

“Cause” means the termination of a Participant’s employment, consulting or advisory relationship with the Company or the termination of a Participant’s membership on the Board because of the occurrence of any of the following events:

(i)                                     the Participant materially breaches any of his obligations as an employee or director of the Company;

(ii)                                  the Participant conducts his duties with respect to the Company in a manner that is improper or negligent; or

(iii)                               the Participant fails to perform his obligations faithfully as provided in any employment agreement executed between the Company and the Participant, engages in habitual drunkenness, drug abuse, or commits a felony, fraud or willful misconduct which has resulted, or is likely to result, in material damage to the Company, or as the Board in its sole discretion may determine.

“Committee” means the Compensation Committee of the Board (or any successor committee of the Board) or such other committee that is responsible for making recommendations to the Board (or for exercising authority delegated to it by the Board pursuant to Section 3 of the Plan, if any) with respect to the grant and terms of Options under the Plan; provided, however, that (i) with respect to Options to any employees who are officers of the Company or members of the Board for purposes of Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are “non-employee directors”

within the meaning of Rule 16b-3 adopted under the Exchange Act, or any successor rule, (ii) with respect to Options to any employees who are officers of the Company or members of the Board for purposes of Section 16 and who are intended to satisfy the requirements for “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto, Committee means all of the members of the Compensation Committee who are “outside directors” within the meaning of Section 162(m) of the Code, and (iii) with respect to all Options, the Committee shall be comprised of “independent” directors.

“Company” means Hill International, Inc., a Delaware corporation, and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code) or any successor to such corporations.

“Common Stock” or “Stock” means the common stock, $0.0001 par value per share, of the Company.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value”, with respect to Common Stock, shall be determined as follows:

(i)                                     If the Common Stock is at the time listed on any stock exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange or the Nasdaq Market determined by the Board to be the primary market for the Common Stock, as such price is officially reported on such exchange or market.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)                                  If the Common Stock is at the time traded on the Over-The-Counter Bulletin Board (“OTCBB”), then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is quoted on the OTCBB or any successor system.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)                               If the Common Stock is not listed or traded on any stock exchange or Nasdaq System or the OTCBB, the Fair Market Value shall be determined by the Board in good faith and in the manner established by the Board from time to time using a reasonable valuation method.

“Incentive Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is designated as such or is otherwise intended to meet the requirements of Section 422 of the Code or any successor provision.

“Non-Employee Director” means a member of the Board who is not an employee of the Company.

“Non-Qualified Stock Option” means an option to purchase shares of Common Stock granted to a Participant under the Plan which is designated as such or is otherwise not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means an eligible person selected by the Board to receive an Option under the Plan.

“Plan” means the Hill International, Inc. 2006 Employee Stock Option Plan.

“Retirement” means termination of employment in accordance with the retirement provisions of any retirement plan maintained by the Company.

Section 3.                                          Administration

(a)                                 The Plan shall be administered by the Board.  Among other things, the Board shall have authority, subject to the terms of the Plan including, without limitation, the provisions governing participation in the Plan, to grant Options, to determine the individuals to whom and the time or times at which Options may be granted and to determine the terms and conditions of any Option granted hereunder.  Subject to paragraph (d) of this Section 3, the Board may solicit the recommendations of the Committee with respect to any of the foregoing, but shall not be bound to follow any such recommendations.

(b)                                 Subject to the provisions of this Plan, the Board shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Option and to decide all disputes arising in connection with the Plan.  The Board’s decision and interpretations shall be final and binding.  Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(c)                                  The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  The Board shall keep minutes of its actions under the Plan.

(d)                                 The Board shall have the authority to delegate all or any portion of the authority granted to it (consistent with applicable law) under this Section 3 or elsewhere under the Plan to the Committee.  If such authority is so delegated by Board, the Committee shall have such rights and authority to make determinations and administer the Plan as are specified in the delegation of authority.  To the extent that the Board delegates its authority as provided by this Section 3(d), all references in the Plan to the Board’s authority to grant Options and make determinations with respect thereto shall be deemed to include the Committee.

Section 4.                                          Eligibility

All officers, employees, consultants and advisors of the Company who are from time to time responsible for the management, growth and protection of the business of the Company, and all directors of the Company, shall be eligible to participate in the Plan.  The Participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among those eligible, and the Board shall determine in its sole discretion the numbers of shares to be covered by the Option or Options granted to each Participant.  Options intended to qualify as Incentive Stock Options shall be granted only to key employees while actually employed by the Company.  Non-Employee Directors, consultants and advisors shall not be entitled to receive Incentive Stock Options under the Plan.

Section 5.                                          Shares of Stock Available for Options

(a)                                 Options may be granted under the Plan for up to 10,000,000 shares of Common Stock, each of which may be granted as Incentive Stock Options.  If any Option in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason, without a payment in the form of Common Stock being granted to the Participant, the shares of Common Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for grant under the Plan.  Shares of Common Stock issued under the Plan may consist in whole or in part of authorized and unissued shares, shares purchased in the open market or otherwise, treasury shares, or any combination thereof, as the Board may from time to time determine.  Subject to Section 5(b), the maximum number of shares that may be covered by Options granted to any one individual during any one calendar year period shall be 500,000 shares.

(b)                                 In the event that the Board determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, stock split, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted under the Plan to Participants, the Board shall have the right to adjust equitably any or all of (i) the number of shares of Common Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, and if considered appropriate, the Board may make provision for a cash payment with respect to any outstanding Options held by a Participant, provided that the number of shares subject to any Option shall always be a whole number.

Section 6.                                          Incentive Stock Options

(a)                                 Subject to Federal statutes then applicable and the provisions of the Plan, the Board may grant Incentive Stock Options and determine the number of shares to be covered by each such Option, the option price therefor, the term of such Option, the vesting schedule of such Option, and the other conditions and limitations applicable to the exercise of the Option.  The terms and conditions of Incentive Stock Options shall be subject to and shall comply with

Section 422 of the Code, or any successor provision, and any regulations thereunder.  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Board under the Plan be so exercised, so as to disqualify, without the consent of the Participant, any Incentive Stock Option granted under the Plan pursuant to Section 422 of the Code.  The foregoing notwithstanding, any Option that fails to be an ISO shall remain outstanding according to its terms and shall be treated by the Company as a Non-Qualified Stock Option.

(b)                                 The option price per share of Common Stock purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.  If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of grant.

(c)                                  No Incentive Stock Option shall be exercisable more than ten (10) years after the date such option is granted.  If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant.

(d)                                 Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment terminates by reason of Retirement or Disability, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Incentive Stock Option or within three (3) months in the case of Retirement and twelve (12) months in case of Disability (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(e)                                  Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment is terminated by reason of death, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised by the Participant’s legal representative at any time prior to the expiration date of the term of the Incentive Stock Option or within twelve (12) months (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(f)                                   Unless otherwise determined by the Board at or after the time of grant, in the event a Participant’s employment shall terminate for Cause, any Incentive Stock Option granted to such Participant which is then outstanding shall be canceled and shall terminate.

(g)                                  Unless otherwise determined by the Board at or after the time of grant, in the event the a Participant’s employment shall terminate for any reason other than death, Disability, Retirement or Cause, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such option or within three (3) months (or such shorter period as the Board shall determine at the time of grant) following Participant’s termination of employment, whichever period is shorter.

(h)                                 The aggregate Fair Market Value of Common Shares first becoming subject to exercise as an Incentive Stock Option by a Participant during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000.00).  Such aggregate Fair Market Value shall be determined as of the date such Option is granted.

Section 7.                                          Non-Qualified Stock Options

(a)                                 Subject to the provisions of the Plan, the Board may grant Non-Qualified Stock Options and determine the number of shares to be covered by each such Option, the option price therefor, the term of such Option, the vesting schedule and the other conditions and limitations applicable to the exercise of the Non-Qualified Stock Options.

(b)                                 The option price per share of Common Stock purchasable under a Non-Qualified Stock Option shall be the price determined by the Board, which may be, equal to or greater than the Fair Market Value of the Common Stock on the date of grant.

(c)                                  No Non-Qualified Stock Option shall be exercisable more than ten (10) years after the date such option is granted.

(d)                                 Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment by the Company or membership on the Board terminates by reason of Retirement or Disability, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Non-Qualified Stock Option or within three (3) months in the case of Retirement and twelve (12) months in case of Disability (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(e)                                  Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment by the Company or membership on the Board is terminated by reason of death, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised by the Participant’s legal representative at any time prior to the expiration date of the term of the Non-Qualified Stock Option or within twelve (12) months (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(f)                                   Unless otherwise determined by the Board at or after the time of grant, in the event a Participant’s employment by the Company or membership on the Board shall terminate for Cause, any Non-Qualified Stock Option granted to such Participant which is then outstanding shall be canceled and shall terminate.

(g)                                  Unless otherwise determined by the Board at or after the time of grant, in the event a Participant’s employment by the Company or membership on the Board shall terminate for any reason other than death, Disability, Retirement or Cause, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Option or within three (3) months (or such shorter period as the Board shall determine at the time of grant) following Participant’s termination, whichever period is shorter.

Section 8.                                          General Provisions Applicable to Options

(a)                                 Each Option under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b)                                 Each Option may be granted alone, in addition to or in relation to any other Option.  The terms of each Option need not be identical, and the Board need not treat Participants uniformly.  Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Board at the time of grant or at any time thereafter.

(c)                                  The Board shall determine whether Options are settled in whole or in part in cash, Common Stock, other securities of the Company, or other property, and may, in its discretion, permit “cashless exercises” pursuant to such procedures as may be established by the Board.

(d)                                 No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company.  Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Board at or after the grant of the Option, by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Board may in its sole discretion determine.

(e)                                  No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s duly appointed guardian or personal representative.

(f)                                   The Board may at any time accelerate the exercisability of all or any portion of any Option.

(g)                                  The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability.  In the Board’s sole discretion, a Participant may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the Option creating the tax obligation.  For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred.  The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(h)                                 For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

(i)                                     a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another, or

(ii)                                  an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing.

For purposes of the Plan, employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.

(i)                                     The Board may amend, modify or terminate any outstanding Option held by a Participant, including substituting therefor another Option of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant’s consent to each action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 9.                                          Miscellaneous

(a)                                 No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment.  The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

(b)                                 Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees.

(c)                                  Subject to the provisions of the applicable Option, no Participant shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

(d)                                 Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

(e)                                  No member of the Board shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board be liable for any agreement issued pursuant to this Plan or any grants under it.  Each member of the Board shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes willful misconduct.

(f)                                   The Plan shall be effective as of the date that the shareholders of the Company approve the Plan.

(g)                                  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be granted without shareholder approval if such approval is necessary to comply with any applicable tax laws or regulatory requirement.

(h)                                 Options may not be granted under the Plan after May 31, 2020, but then-outstanding Options may be exercised in accordance with their terms after such date.

(i)                                     To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of Delaware.

(j)                                    Options may be granted to employees of the Company who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy.  The Board may also impose conditions on the exercise or vesting of Options in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country.